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                                                                       Exhibit 8

William J. Koehn
John D. Shors
Stephen W. Roberts
William R. King
Robert F. Holz, Jr.
Robert A. Gamble
Michael G. Kulik
F. Richard Thornton
Thomas E. Salsbery
Frank J. Carroll
Bruce I. Campbell
Jonathan C. Wilson
Patricia A. Shoff
Steven L. Nelson
David B. VanSickel
Gene R. LaSuer
Deborah M. Tharnish
Kent A. Herink
Robert J. Douglas, Jr.
Nicholas H. Roby
Mark D. Walz
Gary M. Myers
Stanley J. Thompson
David A. Tank
David M. Erickson
Lori Torgerson Chesser
Jo Ellen Whitney
Becky S. Knutson
Julie Johnson McLean
Beverly Evans
M. Daniel Waters
Christopher P. Jannes
Sharon K. Malheiro
Kris Holub Tilley
William A. Boatwright
Thomas J. Houser
Kendall R. Watkins
Scott M. Brennan
Debra Rectenbaugh Pettit
Matthew E. Laughlin
Judith R. Lynn Boes
Daniel A. Rosenberg
Steven C. Goodrich
Denise R. Claton
William P. Kelly
Daniel M. Weddle
Susan J. Freed
Lisa L. Ash
Behnaz Soulati
Heather L. Palmer
Jason M. Stone
Amy M. Landwehr
Joseph M. Pawlosky
Virginia E. Ho
John C. Pietila
Jason M. Ross
LeGrande W. Smith
Emily E. Harris
C. Jennifer Peterson

Kent A. Herink
Daniel A. Rosenberg Patents
Donald J. Brown
David W. Dunn
C. Carleton Frederici
A. J. Greffenius
Dennis D. Jerde
Richard E. Ramsay
Neal Smith
Diane M. Stahle
William D. Thomas Of Counsel
A. Arthur Davis
   1928-1997

                           REPLY TO DES MOINES OFFICE

                                   May 5, 2004

FBL Financial Group, Inc.
5400 University Avenue
West Des Moines, IA  50266

Ladies and Gentlemen:

          We have acted as special counsel to FBL Financial Group, Inc., an Iowa corporation (the "Corporation"), in connection with the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration under the Act of $75,000,000 aggregate principal amount of 5.85% Senior Notes Due 2014, (the "Exchange Notes"), to be offered by the Corporation in exchange for a like principal amount of its issued and outstanding 5.85% Senior Notes Due 2014 (the "Outstanding Notes").

          We hereby confirm, based on the assumptions and subject to the qualifications and limitations set forth therein, that the statements in the section of the Registration Statement captioned "Material United States Federal Income Tax Consequences," to the extent that such statements constitute statements of law, reflect our opinion of the material federal income tax consequences regarding the exchange of Outstanding Notes for Exchange Notes. No opinion is expressed on matters other than those specifically referred to herein.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and reference to our opinion under the heading "Material United States Federal Income Tax Consequences" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and regulations of the Commission issued thereunder.

                                Very truly yours,

                   DAVIS, BROWN, KOEHN, SHORS & ROBERTS, P.C.

                               /s/ Donald J. Brown